                              LETTER OF TRANSMITTAL
                          TO TENDER OPTIONS TO PURCHASE
                            COMMON STOCK IN EXCHANGE
                          FOR NEW OPTIONS TO BE GRANTED
                    UNDER THE MARINER HEALTH CARE, INC. 2002
                      STOCK INCENTIVE PLAN, PURSUANT TO THE
                      OFFER TO EXCHANGE DATED MAY 16, 2003

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            THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT,
                         EASTERN TIME, ON JUNE 13, 2003,
                        UNLESS MARINER EXTENDS THE OFFER


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To:      Mariner Health Care, Inc.
         One Ravinia Drive
         Suite 1500
         Atlanta, Georgia  30346
         Attn:  Dora Henderson
         Telephone:  (678) 443-7000
         Facsimile:  (678) 443-6782

         Pursuant to the terms and subject to the conditions of the Offer to Exchange dated May 16, 2003 (the "Offer to Exchange") and this Letter of Transmittal (this "Letter" and, together with the Offer to Exchange, as they may be amended or supplemented from time to time, the "Offer"), I hereby tender the following options to purchase shares of common stock, par value $.01 per share with an exercise price of $20.12 per share ("Option Shares"), of Mariner Health Care, Inc. (the "Company") outstanding under the Company's 2002 Stock Incentive Plan (to validly tender such options you must complete the following table according to Instructions 3 and 4 attached to this Letter of Transmittal):

        Grant Date of Option               Number of Option Shares Subject                   Exercise Price
         to be Tendered(1)                     to Option to be Tendered                         of Option
-------------------------------------     -----------------------------------       ----------------------------------


                                                                                                 $20.12

-------------------------------------     -----------------------------------       ----------------------------------
                                                                                                 $20.12

-------------------------------------     -----------------------------------       ----------------------------------
                                                                                                 $20.12

-------------------------------------     -----------------------------------       ----------------------------------

(1) List each option that you wish to tender even if more than one option was issued on the same grant date.

         Upon the terms and subject to the conditions set forth in the Offer to Exchange and in this Letter, I hereby tender to the Company the options to purchase Option Shares specified in the table on page 1 of this Letter (the "Tendered Options") in exchange for new options (the "New Options"), which are options to purchase shares of common stock, par value $0.01 ("Common Stock") of the Company equal in number to the number of Option Shares subject to eligible options that I validly tender hereby and that the Company accepts for exchange.

         Subject to, and effective upon, the Company's acceptance for exchange of the Tendered Options in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to the Tendered Options.

         I hereby represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent the Tendered Options are accepted for exchange by the Company, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable option agreement) and the Tendered Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options pursuant to the Offer.

         The name of the registered holder of the Tendered Options appears below exactly as it appears on the option agreement or agreements representing the Tendered Options. In the appropriate boxes of the table on page 1 of this Letter, I have listed for each Tendered Option the total number of Option Shares subject to the Tendered Option and the grant date of the Tendered Option.

         I understand and acknowledge that:

         (1) I may tender all, some or none of the options with an exercise price per share of $20.12 I currently hold pursuant to the Offer. However, if I choose to tender an option, I must tender, and will be deemed to have tendered, the whole option (no partial tender of options).

         (2) Upon the Company's acceptance of options tendered by me pursuant to the Offer, such options shall be cancelled and I shall have no right to purchase stock under the terms and conditions of such cancelled options after the date of the Company's acceptance.

         (3) All Tendered Options properly tendered prior to 12:00 midnight, Eastern time, on June 13, 2003, unless the Company has extended the period of time the Offer will remain open (the "Expiration Date"), and not properly withdrawn will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the portion of the Offer to Exchange entitled "The Offer."

         (4) Upon the Company's acceptance of the Tendered Options for exchange, this Letter will constitute an amendment to the option agreement or agreements to which the Tendered Options are subject. All New Options will be subject to the terms and conditions of the 2002 Stock Incentive Plan (the "Plan") and the terms of a new option agreement between the Company and me, a copy of which I will receive after the New Options are granted.

         (5) The New Options will be granted on the first business day that is six months and one day after the date the Company accepts for exchange and cancels the Tendered Options and will: (a) have an exercise price per share equal to the greater of (i) $8.00 or (ii) the fair market per share value of the Company's Common Stock on that grant date, determined in accordance with the Plan; and (b) generally vest in three equal annual installments beginning on the first anniversary of the date of grant of the New Options.

         (6) I must be an employee of the Company or one of its subsidiaries from the date I tender the Tendered Options through the date the New Options are granted in order to receive the New Options and, if for any reason I do not remain an employee, I will not receive any New Options or any other consideration for the Tendered Options.

         (7) By tendering the Tendered Options pursuant to the procedure described in Section 3 of the portion of the Offer to Exchange entitled "The Offer" and in the instructions to this Letter, I accept the terms and conditions of the Offer. The Company's acceptance for exchange of the Tendered Options will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

         (8) Under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Tendered Options, and in any


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
                  such event, the Tendered Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

         (9) All options that I choose not to tender for exchange or that are not accepted for exchange shall remain outstanding and retain their current exercise price and vesting schedule.

         (10) The Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer.

         (11) I have read, understand and agree to all of the terms and conditions of the Offer.

         All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

         The Offer is not being made to (nor will Tendered Options be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

         You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the Option Shares. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter of Transmittal proper evidence of the authority of such person to act in such capacity. See Instructions 1 and 5.

Signature:                                                    Date:
          -------------------------------------------              ------------------------------------------------

Name:                                                         Address:
     ------------------------------------------------                 ---------------------------------------------



Capacity:                                                     Telephone:
         --------------------------------------------                   -------------------------------------------

Tax ID/SSN:
           ------------------------------------------

                                  INSTRUCTIONS

                         THESE INSTRUCTIONS FORM PART OF
                      THE TERMS AND CONDITIONS OF THE OFFER

1. DELIVERY OF LETTER OF TRANSMITTAL. This Letter, properly completed and duly executed, and any other documents required by this Letter, must be received by the Company at its address or facsimile number set forth on the front cover of this Letter on or before the Expiration Date. The Company will not accept any alternative or contingent tenders. By execution of this Letter, you waive any right to receive any notice of the acceptance of the Tendered Options, except as provided in the Offer to Exchange.

         DELIVERY OF THIS LETTER TO AN ADDRESS OTHER THAN AS SET FORTH ON PAGE 1 OF THIS LETTER OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ON PAGE 1 OF THIS LETTER WILL NOT CONSTITUTE A VALID DELIVERY.

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         2. WITHDRAWAL OF TENDERED OPTIONS. Tenders of Tendered Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw the Tendered Options at any time until the extended expiration of the Offer. In addition, unless the Company accepts the Tendered Options before 12:00 midnight, Eastern time, on July 14, 2003, you may withdraw the Tendered Options at any time after such time. Because the Company is not accepting partial tenders of an individual option grant, you may only withdraw a Tendered Option for all of the Option Shares subject to such Tendered Option. To withdraw Tendered Options, you must deliver a written notice of withdrawal with the required information to the Company while you still have the right to withdraw the Tendered Options. Withdrawals may not be rescinded and any Tendered Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Tendered Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

         3. INADEQUATE SPACE. If the space provided in the table on page 1 of this Letter is inadequate, the information requested should be provided on a separate schedule attached to this Letter.

         4. TENDERS. If you intend to tender options pursuant to the Offer, you must complete the table on page 1 of this Letter by providing the number of Option Shares subject to each Tendered Option and the grant date of each Tendered Option. You may tender some, all or none of your options for exchange. However, if you tender any option, you must tender the full option. See Section 1 and Section 3 of the Offer to Exchange for a more detailed explanation of these requirements.

         5. SIGNATURES ON THIS LETTER OF TRANSMITTAL. If this Letter is signed by the holder of the Tendered Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the Tendered Options are subject without alteration, enlargement or any change whatsoever. If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

         6. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. You should direct questions about this Offer or requests for assistance or for additional copies of the Offer to Exchange or this Letter to Victoria Fortman, Vice President Compensation, Benefits, Human Resources and Information Systems at Mariner Health Care, Inc., One Ravinia Drive, Suite 1500, Atlanta, Georgia 30346, telephone: (678) 443-7116. The Company will promptly furnish copies at its expense.

         7. IRREGULARITIES. All questions as to the number of Option Shares subject to Tendered Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any Tendered Options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all Tendered Options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Tendered Options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Tendered Options will be deemed to be properly made until all defects and irregularities have been cured or waived to the Company's satisfaction. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

         8. IMPORTANT TAX INFORMATION. You should carefully review Sections 8 and 13 of the portion of the Offer to Exchange entitled "The Offer", which contain important tax information.


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